Exhibit 10.4
AMENDMENT 2024-1
TO THE
SYSCO CORPORATION
MANAGEMENT SAVINGS PLAN

Pursuant to the authority granted by the Compensation and Leadership Development Committee (the “Compensation Committee”) of the Board of Directors of Sysco Corporation under Section 10.1 of the Sysco Corporation Management Savings Plan (the “MSP”), the MSP is hereby amended effective January 1, 2025, as follows:

1.    The following definition in Article I of the MSP is revised in its entirety as follows:

Bonus. “Bonus” means a bonus awarded or to be awarded to the Participant under the Company Annual Incentive Program or any successor plan or program as determined by the Compensation Committee in its sole discretion.

2.    The first paragraph in Section 3.2 of the MSP is revised in its entirety as follows:

3.2    Bonus Deferral Election. For Bonuses awarded for Fiscal Years commencing on or after July 3, 2016, a Participant may elect to defer as much as 90% of the Bonus otherwise payable to the Participant by the Company for a Fiscal Year (each such election, a “Bonus Deferral Election”), which percentage shall be designated by the Participant pursuant to such form (which may be electronic) as approved by the Administrative Committee for this purpose (any such amount so deferred, a “Bonus Deferral”). To make a Bonus Deferral Election, a Participant must complete, execute and file with the Administrative Committee a Bonus Deferral Election form within the applicable deadlines set forth below. Except as provided in Section 3.2(c) hereof, a Bonus Deferral Election shall apply only with respect to the Fiscal Year specified in the Bonus Deferral Election form, and except as provided in Section 3.4 hereof, a Bonus Deferral Election shall be irrevocable after the applicable deadline for making a Bonus Deferral Election for such Fiscal Year.

3.	Section 5.2 of the MSP is revised in its entirety as follows:
5.2     Credit of the Participant’s Deferrals. Within a reasonable period following the date the cash compensation would otherwise have been paid to a Participant, as determined by the administrative Committee in its discretion, the Participant’s Account shall be credited with Deferrals with a dollar amount equal to the total amount by which the Participant’s cash compensation was reduced in accordance with the Participant’s Deferral Election.

Exhibit 10.4

IN WITNESS WHEREOF, this Amendment 2024-1 to the MSP has been executed as of this 14th day of November, 2024, effective as the date provided herein.

SYSCO CORPORATION

                         /s/ Ronald L. Phillips
___________________________
Ronald L. Phillips
Executive Vice President
and Chief Human Resources Officer